EXHIBIT 21.1
LIST OF SUBSIDIARIES OF REGISTRANT
Name of Subsidiary	Jurisdiction	Names Under Which Business is Conducted
Equity One (147) Inc.	Florida	Coral Way N.E. Land
Equity One (Alpha) Inc.	Florida	Fort Caroline Trading Post
Equity One (Atlantic Village) Inc.	Florida	Atlantic Village
Equity One (Beauclerc) Inc	Florida	Beauclerc Village
Equity One (Beta) Inc.	Florida	East Bay Shopping Center
Equity One (Commonwealth) Inc.	Florida	Commonwealth Shopping Center
Equity One Construction, Inc.	Florida	Equity One Construction
Equity One (Delta) Inc.	Florida	Bird Ludlum Shopping Center
Equity One (El Novillo) Inc.	Florida	El Novillo Restaurant
Equity One (Clematis) LLC	Florida	Diana Building
Equity One (Eustis) Inc.	Florida	Eustis Square Shopping Center
Equity One Realty and Management	Florida	Equity One Realty & Management
Equity One (Forest Edge)	Florida	Forest Edge Shopping Center
Equity One (Forest Village) Inc.	Florida	Forest Village Shopping Center
Florida Rey Holdings II, Inc.	Florida	Plaza Del Rey Shopping Center
Equity One (Gamma) Inc.	Florida	Kmart Lantana Village
Gazit Meridian, Inc.	Florida	Equity One Building
Equity One (Lake Mary) Inc.	Florida	Lake Mary Shopping Center
Equity (Landing) Inc.	Texas	Mandarin Landing
Equity One (Lantana) Inc.	Florida	Lantana Village Shopping Center
Equity One (Losco) Inc.	Florida	Losco Corners
Equity One (Mandarin) Inc.	Florida	Mandarin Mini-storage Facility
Equity One (Mariner) Inc.	Florida	Mariner Village
Equity One (Monument) Inc.	Florida	Monument Point Shopping Center
Equity One (North Port) Inc.	Florida	The Shoppes of North Port
Equity One (Oak Hill) Inc.	Florida	Oak Hill Shopping Center
Equity (Park Promenade) Inc.	Texas	Park Promenade Shopping Center
Equity One (Pine Island) Inc.	Florida	Pine Island and Ridge Plaza
Equity One (Point Royale) Inc.	Florida	Point Royale Shopping Center
Equity One (Skylake) Inc.	Florida	The Shops at Skylake
Equity One Properties, Inc.	Florida	Dillards at Pompano Beach
Equity One (Summerlin) Inc.	Florida	Summerlin Square Shopping Center
Equity One (Walden Woods) Inc.	Florida	Walden Woods Village
Equity One (West Lake) Inc.	Florida	West Lake Shopping Center